CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-40282) of ENSCO International Incorporated of our report dated June 23, 1997 appearing on page 1 in this Annual Report on Form 11-K of the ENSCO Savings Plan.




/S/ PRICE WATERHOUSE LLP

Dallas, Texas
June 23, 1997



























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